                                                                    EXHIBIT 99.1

                                                      NEWS RELEASE
                                                      LAKES ENTERTAINMENT, INC.
           [LAKES                                     130 CHESHIRE LANE
  Entertainment, Inc. Logo]                           MINNETONKA, MN  55305
                                                      952-449-9092
                                                      952-449-9353 (fax)
                                                      WWW.LAKESENTERTAINMENT.COM
                                                      TRADED: NASDAQ "LACO"

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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Tuesday, July 1, 2003


                   LAKES ENTERTAINMENT, INC. ANNOUNCES SALE OF
                               SHARK CLUB PROPERTY



MINNEAPOLIS, JULY 1, 2003 -- LAKES ENTERTAINMENT, INC. (LAKES) (NASDAQ "LACO") announced today that it has completed the sale of its Shark Club property in Las Vegas, Nevada to an entity to be managed and operated by Marriott Ownership Resorts, Inc. As consideration for this sale, Lakes received $15.0 million in cash, plus $1.0 million as repayment of a loan previously made to Chateau by Lakes.

Lyle Berman, Chairman and CEO of Lakes stated, "Now that the Shark Club sale is final, our book value of approximately $15.00 per share includes approximately $40.0 million in cash or approximately $4.00 per share. Other than cash, our assets are comprised mainly of notes receivable from our Tribal gaming projects of approximately $71.0 million and land held for development in conjunction with these gaming projects of approximately $14.0 million, approximately $8.0 million in investments in unconsolidated affiliates reflecting our remaining interest in the Polo property, approximately $5.0 million for land held for sale relating to the Travelodge parcel, deferred tax assets of approximately $11 million and a remaining net asset balance in various other assets and liabilities of approximately $10.0 million." Berman continued. "The development and management of our casino projects remains our primary business focus. We are hopeful that construction on one or more of the projects will begin before the end of the year with the casino operations open for business approximately twelve months after construction begins."


                                     (more)

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The summary table below reflects the approximate book value of the company as discussed above.

All amounts are approximations in millions:

         Cash                                                  $40
         Notes Receivable                                       71
         Land Held for Development                              14
         Investments in Unconsolidated Affiliates                8
         Land Held for Sale                                      5
         Deferred Tax Assets                                    11
         Remaining Net Asset Balance                            10
                                                            ------
         Total Approximate Book Value                         $159

         Total Shares Outstanding                             10.6

         Approximate Book Value Per Share                   $15.00


Lakes Entertainment, Inc. currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast. Lakes Entertainment also has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming, which is currently being disputed by the Tribe. Additionally, the Company owns approximately 80% of World Poker Tour, LLC, a joint venture formed to film and produce poker tournaments for television broadcast.

Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".


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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owned to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
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